PEPSICO Q2 EPS INCREASES 14%

COMPANY MARKS 7TH CONSECUTIVE QUARTER OF
DOUBLE-DIGIT EARNINGS GROWTH

  Every division reports healthy volume gains
  Net income advances 16% to $652 million
  EPS increases 14% to 44¢ per share
  Core business is strong despite Quaker integration planning

Purchase, New York (July 19, 2001) -- PepsiCo today reported another consecutive quarter of double-digit earnings growth, with earnings per share increasing 14% to $0.44 for the second quarter of 2001.

Momentum in PepsiCo’s base business continued to be strong, with every division reporting healthy volume gains. Net sales rose 7%, despite a one percentage point reduction as a result of the strong dollar. Division operating profits increased 12% for the quarter to $986 million, while net income grew a robust 16% to $652 million.

Chairman and Chief Executive Officer Steve Reinemund said: “We are pleased with our performance this quarter. We believe our strategies are on target and we are clearly focused on execution in the marketplace. Our results were fueled by innovative new products such as Mountain Dew Code Red and Lay’s Bistro, a new gourmet potato chip. Looking ahead, we expect to continue to drive growth with strong retail execution behind our product innovation agenda and exciting promotional news.”

Reinemund added, “We are pleased that we achieved our seventh consecutive quarter of double digit earnings growth, reflecting our commitment to consistent financial performance. Our people have done a great job in maintaining momentum in our core business as we plan for the integration of Quaker.”

The merger of PepsiCo with The Quaker Oats Company has been approved by the shareholders of both companies, as well as by antitrust authorities outside the United States. The transaction remains subject to approval by the Federal Trade Commission.

- more -

Frito-Lay North America (FLNA)
(in millions)

                        Twelve Weeks                        Twenty-four Weeks
                   --------------------                -------------------------
                  2001     2000     % Chng            2001       2000     % Chng
                  ----     ----      ------           ----       ----      -----
Net Sales        $2,132   $2,011       +6%           $4,078     $3,854       +6%
Operating Profit $  477   $  433      +10%           $  894     $  812      +10%

FLNA delivered another excellent performance this quarter, reporting its tenth consecutive quarter of double-digit operating profit growth. Volume increased 3%, driven by Lay’s (including incremental growth from the new Lay’s Bistro gourmet potato chips), as well as Cheetos and Fritos. For its 14th consecutive quarter, FLNA gained market share in the U.S. salty snack market, as measured by IRI. FLNA’s market share improved by one full point and was above 60%, as of the most recent measurement period.

The healthy volume growth and higher effective net pricing were the key drivers of FLNA’s excellent revenue and operating profit results. Operating profits also benefited from decreases in the costs of key commodities such as potatoes, oil and packaging, which more than offset higher energy costs.

In the third quarter FLNA has an array of exciting news scheduled. For example, the new Tostitos “Scoops” are just beginning to be shipped and are available in about 50% of the country. The successful promotion tied to the new movie “Atlantis” is in stores now, and college football and back-to-school promotions begin at the end of the quarter.

Frito-Lay International (FLI)
(in millions)

                        Twelve Weeks                     Twenty-four Weeks
                    --------------------                --------------------
                   2001     2000    % Chng           2001      2000    % Chng
                  -----    -----   ------           -----     -----     -----
Net Sales         $1,071   $1,025     +5%           $2,051   $1,943      +6%
Operating Profit  $  134   $  115    +16%           $  267   $  214     +25%

Frito-Lay’s international snack operations also performed well, with total kilo volume up 7%, based on salty kilo growth of 7% and sweet kilo growth of 5%. In Europe, every market turned in outstanding volume gains, again driven by Pokemon promotions. Successful promotions, as well as new products such as Walker’s “Squares” and “Hint of Garlic” potato chips, drove solid volume growth in the U.K., while the value strategy in Brazil yielded strong volume gains there. Volume at Sabritas declined, reflecting a difficult comparison with last year when volume surged almost 30%.

FLI’s net sales growth of 5%, driven about equally by pricing and volume, would have been 8% but for the adverse impact of foreign currency exchange rates. Operating profits increased 16%, driven principally by pricing and mix.

For the balance of the year FLI also expects to benefit from product and promotional news. Third quarter promotions include the continuation of Pokemon in Europe and several other promotion events and in-the-bag offers in Latin America.

Pepsi-Cola North America (PCNA)
(in millions)

                        Twelve Weeks                       Twenty-four Weeks
                   --------------------                   --------------------
                   2001     2000    % Chng               2001    2000   % Chng
                   ----     ----    ------               ----    ----    ------
Net Sales          $962     $798     +20%              $1,733   $1,437    +21%
Operating Profit   $249     $224     +11%              $  431   $  382    +13%

PCNA’s strong performance was principally driven by its non-carbonated beverage portfolio and by new products. Bottler case sales (BCS) grew 3%, while concentrate shipments and equivalents (CSE) increased 6%. The volume growth was driven primarily by:

  The acquisition of SoBe brand beverages (which added about 1 point of growth to BCS and CSE);
  The successful introduction of Code Red, the new flavor of Mountain Dew;
  Continued gains from products introduced at the end of last year, such as the popular single-serve Dole juices and juice drinks, and Sierra Mist, which has proved a successful entry into the lemon-lime category; and
  Continued strong double-digit growth of Aquafina, the number one single-serve bottled water brand in the country.

PCNA’s 20% net sales growth reflects the volume gains--particularly of the new, full-revenue SoBe and Dole products--as well as higher concentrate pricing. Operating profit growth of 11% also reflected the volume and pricing gains, net of the higher costs associated with the full revenue products.

In the third quarter PCNA expects new products to continue to drive growth, aided by the regional-roll out of Pepsi Lemon Twist, which is sold in both regular and diet versions. The Pepsi Challenge is appearing in high traffic sites and this summer the Challenge is linked with Major League Baseball, including the successful All Star game. As the quarter ends, Mountain Dew will be featured in a back-to-school promotion.

Pepsi-Cola International (PCI)
(in millions)

                         Twelve Weeks                       Twenty-four Weeks
                      -------------------                  -------------------
                    2001    2000    % Chng                2001    2000    % Chng
                    ----    ----    ------                ----    ----    ------
Net Sales           $532    $541      -2%                 $807    $800      +1%
Operating Profit    $ 73    $ 61     +21%                 $ 98    $ 82     +21%

PCI posted a solid performance in the second quarter with bottler case sales growing 4%. While ahead year-to-date, net sales decreased this quarter, reflecting a 4 percentage point impact from adverse foreign currency exchange rates. Operating profits grew 21%, driven by scale improvements in key countries. The impact of unfavorable foreign currency exchange rates was partially offset by gains from the sale of land associated with the Japanese concentrate plant, which was closed last year.

Tropicana
(in millions)

                      Twelve Weeks                         Twenty-four Weeks
                    -----------------                     ------------------
                  2001   2000  % Chng                   2001    2000  % Chng
                  ----   ----   ------                  ----    ----   ------
Net Sales         $584   $553     +6%                  $1,151  $1,085    +6%
Operating Profit  $ 53   $ 51     +5%                  $  113  $  111    +2%

The Tropicana growth story continued in the second quarter with equivalent case volume up a solid 7%. The gains were led by consistently strong growth in Tropicana Pure Premium nutritionals as well as in Twister, Tropicana’s ambient juice drink.

Tropicana continued to gain market share across all regions, even amid continued competitive activity that stepped up in the third quarter of last year. Year-to-date, Tropicana's market share of the refrigerated juice category rose 1.3 points to 26.4%, as measured by IRI.

Tropicana’s operating profits grew 5%, reflecting the volume gains, net of the adverse impact of higher energy costs and lower fruit yields, which collectively reduced operating profits by more than 10 percentage points.

In the third quarter, Tropicana expects to benefit from the introduction of Low Acid Orange Juice. Acidity is the number one barrier to orange juice consumption and this new product has received very strong consumer scores. Because Low Acid Orange Juice appeals to adults and kids who may not otherwise drink orange juice, Tropicana expects sales of the product to be incremental.

Corporate

Corporate Unallocated Expense. Corporate unallocated expense increased slightly in the second quarter.

Equity Income. Equity income from bottling interests grew 16%, principally driven by the continuing outstanding performance delivered by The Pepsi Bottling Group. Impairment charges relating to bottling equity investments, principally our bottling investment in Turkey, exceeded the gain from the sale of PBG stock.

Net Interest. Net interest expense for the quarter declined 21% from the prior year to $27 million, reflecting significantly lower average debt levels, higher investment balances, and the reclassification last quarter of the contracts used to hedge a portion of the Company’s deferred compensation liability.

Shares Outstanding. The weighted average diluted number of shares outstanding during the quarter increased to 1.491 billion. In April, 2001, the Company issued 13.2 million shares in order for the transaction with The Quaker Oats Company to satisfy “pooling-of-interests” accounting requirements.

Cash EPS. Cash earnings per share, computed using net income before amortization of intangibles and shares outstanding assuming dilution, grew 14% in the second quarter to $0.46, compared to $0.41 in the year-earlier quarter.

Quaker. The Company continues to have active and productive conversations with the FTC regarding its proposed merger with The Quaker Oats Company. On the conference call scheduled for later this morning, the Company will not give any additional guidance as to the timing of the transaction or the status of the conversations with the FTC.

Conference Call

At 11:00 a.m. (Eastern time) today, management will host a conference call with investors to discuss second quarter results. For details, visit our site on the internet at www.pepsico.com.

Cautionary Statement

        This release may discuss expectations regarding PepsiCo’s future performance. Any forward-looking statements based on current expectations and projections about future events are subject to risks, uncertainties and assumptions. As a result, forward-looking statements discussed in this release could turn out to be significantly different from expectations or may not occur.

PepsiCo, Inc. and SubsidiariesConsolidated
Statement of Income
($ in millions except per share amounts, unaudited)

                               12 Weeks Ended                24 Weeks Ended
                           -------------------------      ----------------------
                             6/16/01      6/10/00         6/16/01      6/10/00
                          ------------  -----------      ----------   ----------

Net Sales.......              $5,281       $4,928          $9,820       $9,119

Cost and Expenses
Cost of sales...........       2,031        1,891           3,822        3,568
Selling, general and
 administrative expenses..     2,305        2,196           4,277        4,023
Amortization
of intangible assets..           36           32              71           64
                               ------        ------         ------       ------
Operating Profit...........      909          809           1,650        1,464

Bottling equity income, net.      63           54              68           59
Interest expense............     (38)         (56)            (81)        (103)
Interest income.............      11           21              30           28
                                ------       ------         ------        ------

Income Before Income Taxes...    945          828           1,667        1,448

Provision for Income Taxes...    293          265             517          463
                               ------        ------          -----        ------

Net Income................    $  652        $ 563          $1,150       $  985
                            ==========    ===========    ==========    =========

Net Income Per Share-Basic.   $ 0.45       $ 0.39          $ 0.79       $ 0.68

Average Shares Outstanding
                - Basic..      1,462        1,443           1,455        1,446

Net Income Per Share - Assuming
 Dilution.....................$ 0.44       $ 0.38          $ 0.77       $ 0.67

 Average Shares Outstanding -  1,491        1,468           1,486        1,470
    Assuming Dilution......

Percentage changes in text are based on unrounded amounts.

PepsiCo, Inc. and Subsidiaries
SUPPLEMENTAL NET SALES AND OPERATING PROFIT INFORMATION
(in millions, unaudited)

                           12 Weeks Ended               24 Weeks Ended
                     --------------------------     ------------------------
                     6/16/01      6/10/00            6/16/01        6/10/00
                   ----------    -----------       ------------   -----------
Net Sales
---------
Frito-Lay
-North America.....   $2,132       $2,011            $4,078           $3,854
-International.....    1,071        1,025             2,051            1,943
                       -----        -----             -----            -----
                       3,203        3,036             6,129            5,797

Pepsi-Cola
-North America.....      962          798             1,733            1,437
-International.....      532          541               807              800
                       -----        -----             -----            -----
                       1,494        1,339             2,540            2,237

Tropicana..........      584          553             1,151            1,085
                        ----         ----             -----            -----

 Total Net Sales...   $5,281       $4,928            $9,820           $9,119
                   ==========     ==========       ===========      ===========

Operating Profit
----------------
Frito-Lay
-North America....    $  477       $  433            $  894            $ 812
-International....       134          115               267              214
                       -----       ------            ------            -----
  611          548             1,161            1,026
Pepsi-Cola
-North America.....      249          224               431              382
-International.....       73           61                98               82
                       -----        -----            ------            -----
                        322          285               529              464

Tropicana..........       53           51               113              111
                       -----        -----            ------            -----

Combined Segments...     986          884             1,803            1,601

Corporate Unallocated    (77)         (75)             (153)            (137)
                       -----        -----            -------           ------

 Total Operating Profit.$909         $809            $1,650           $1,464
                     ==========    =========       ==========       ==========

Percentage changes in text are based on unrounded amounts.

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement Of Cash Flows
(in millions, unaudited)

                                                               24 Weeks Ended
                                                           ---------------------
                                                           6/16/01      6/10/00
                                                          ----------   ---------
Cash Flows - Operating Activities
  Net income.......................................        $ 1,150         $985
   Adjustments to reconcile net income
    to net cash provided by operating activities
     Bottling equity income, net...................            (68)         (59)
     Depreciation and amortization.................            425          418
     Deferred income taxes.........................             (3)          79
     Other noncash charges and credits, net........             65          118
 Net change in operating working capital...........           (997)        (445)
                                                            --------     -------

Net Cash Provided by Operating Activities..........            572        1,096
                                                            --------     -------

Cash Flows - Investing Activities
     Capital spending..............................           (399)        (376)
     Acquisitions and investments in unconsolidated
      affiliates....................................          (415)         (12)
     Sales of PP&E..................................            41           28
     Short-term investments.........................          (547)          13
     Other, net.....................................           196         (185)
                                                            --------     -------

Net Cash Used for Investing Activities..............        (1,124)        (532)
                                                            --------     -------

Cash Flows - Financing Activities
     Proceeds from issuances of long-term debt......            11          100
     Payments of long-term debt.....................          (243)        (702)
     Short-term borrowings..........................           (13)         559
     Cash dividends paid............................          (405)        (391)
     Share repurchases..............................             -         (814)
     Proceeds from issuance of shares in connection
      with proposed Quaker merger...................           524            -
     Proceeds from exercises of stock options.......           160          251
                                                            --------     -------
Net Cash Provided by (Used for) Financing
 Activities.........................................            34         (997)
                                                            --------     -------

Effect of Exchange Rate Changes on Cash and Cash
 Equivalents........................................            (2)          (3)
                                                            --------     -------
Net Decrease in Cash and Cash Equivalents...........          (520)        (436)
Cash and Cash Equivalents - Beginning of year.......           864          964
                                                           ---------     -------
Cash and Cash Equivalents - End of period...........         $ 344         $528
                                                          =========     ========

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions)

                                                        (Unaudited)
                                                          6/16/01      12/30/00
                                                         ----------   ----------
Assets

Cash and cash equivalents........                         $   344       $   864

Short-term investments, at cost...                          1,013           466

Other current assets..............                          4,067         3,274
                                                         ---------     ---------
  Total Current Assets......                                5,424         4,604

Property, plant and equipment, net.                         5,550         5,438

Intangible assets, net............                          4,778         4,485

Investments in unconsolidated affiliates..                  2,869         2,978

Other assets......................                            882           834
                                                          ---------     --------

Total Assets.....................                         $19,503       $18,339
                                                          ========      ========
Liabilities and Shareholders' Equity

Short-term borrowings................                       $ 198       $    72

Current liabilities................                         3,787         3,863

Long-term debt.....................                         1,933         2,346

Other liabilities..................

Deferred income taxes..............                         1,344         1,361
                                                           --------     --------

     Total Liabilities..........                           10,865        11,090

     Shareholders' Equity.......                            8,638         7,249
                                                           --------     --------

Total Liabilities and Shareholders' Equity                $19,503       $18,339
                                                         =========     =========